EXHIBIT 1
                                POWER OF ATTORNEY

     The undersigned, Boatmen's Bancshares, Inc. (the "Reporting Person"), a corporation duly organized under the laws of the State of Missouri, with its principal place of business at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63102, does hereby make, constitute and appoint V. Raymond Stranghoener, Bruce L. Talen, or Martin E. Galt III, and each of them, acting severally, each of whose address is c/o Boatmen's Trust Company, 100 North Broadway, St. Louis, Missouri 63102, as its true and lawful attorneys-in-fact, for it and in its name, place and stead (i) to execute on behalf of the Reporting Person and cause to be filed and/or delivered, as required under
Section 13(d) of the Securities Exchange Act of 1934 (the "Act") and the regulations thereunder, any number, as appropriate, of original, copies, or electronic filings of the Securities and Exchange Commission Schedule 13D or
Schedule 13G Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-l(f)(1) of the Act, as may be required thereto) to be filed and/or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) issued by Petrolite Corporation, a Delaware corporation, beneficially owned by the undersigned and which must be reported by the undersigned pursuant to Section 13(d) of the Act and the regulations thereunder, (ii) to execute on behalf of the Reporting Person and cause to be filed and/or delivered, any number, as appropriate, of original copies or electronic filings of any forms (including, without limitation, Securities and Exchange Commission Form 3, 4 and 5) required to filed pursuant to Section 16(a) of the Act and the regulations thereunder, and (iii) generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as if the undersigned could do if personally present. This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of June, 1996.

                                    Boatmen's Bancshares, Inc.

                                    By:   /s/ Forrest S. FitzRoy
                                          --------------------------------------
                                          Senior Vice President, General
                                          Counsel and Corporate Secretary

                                    Name: Forrest S. FitzRoy